EXHIBIT 99.1
News Release

Pioneer Southwest Energy Partners L.P. Reports
Third Quarter 2013 Financial and Operating Results

Dallas, Texas, November 4, 2013 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE: PSE) today announced financial and operating results for the quarter ended September 30, 2013.

Pioneer Southwest reported third quarter net income of $16 million, or $0.44 per common unit. Net income for the third quarter included unrealized mark-to-market derivative losses of $5 million, or $0.13 per common unit. Without the effect of this item, adjusted income for the third quarter was $21 million, or $0.57 per common unit. Cash flow from operations for the third quarter was $29 million.

The Partnership’s three-rig drilling program continued during the third quarter, with 14 new vertical wells being placed on production. Oil and gas sales for the third quarter averaged 8,872 barrels oil equivalent per day (BOEPD). At the end of the quarter, the Partnership had nine vertical wells awaiting completion. Production continues to benefit from deeper vertical drilling to the Wolfcamp, Strawn and Atoka intervals. The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 120 40-acre vertical locations and 1,275 20-acre vertical locations.

Pioneer Southwest expects to drill approximately 55 vertical wells during 2013. Capital expenditures are forecasted to be $135 million, including facilities. The 2013 drilling program is expected to generate production growth of 13% compared to 2012. Essentially all of the wells are expected to be drilled to the deeper Atoka interval. In addition, successful horizontal Wolfcamp Shale drilling by industry participants in Midland County and Martin County is encouraging for future horizontal drilling potential on the Partnership’s acreage in the area.

Third quarter oil sales averaged 5,792 barrels per day (BPD), natural gas liquids (NGL) sales averaged 1,848 BPD and gas sales averaged 7 million cubic feet per day. The third quarter average realized price for oil was $103.77 per barrel. The average realized price for NGLs was $33.11 per barrel, and the average realized price for gas was $3.07 per thousand cubic feet.

Production costs (including production and ad valorem taxes) for the third quarter averaged $26.36 per barrel oil equivalent (BOE). Depreciation, depletion and amortization expense for the third quarter averaged $10.89 per BOE.

The Partnership has additional borrowing capacity under its credit facility of $69 million as of September 30, 2013, which is expected to be adequate to fund remaining 2013 vertical drilling activities. The Partnership has also entered into derivative contracts that cover approximately 70% of forecasted fourth quarter 2013 production, 70% of forecasted 2014 production and 10% of forecasted 2015 production.

Pioneer Southwest previously announced a cash distribution of $0.52 per outstanding common unit for the quarter ended September 30, 2013. The distribution will be paid on November 12, 2013, to unitholders of record at the close of business on November 4, 2013.

Fourth Quarter 2013 Financial Outlook

The following paragraphs provide the Partnership’s fourth quarter of 2013 outlook for certain operating and financial items.

Production is forecasted to average 8,700 BOEPD to 9,200 BOEPD. Production costs (including production and ad valorem taxes) are expected to average $24.00 per BOE to $27.00 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $10.50 per BOE to $11.50 per BOE. General and administrative expense is expected to be $1.5 million to $2.5 million. Interest expense is expected to be $1.0 million to $1.2 million. Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s effective income tax rate is expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Merger Agreement with Pioneer Natural Resources Company

On August 9, 2013, the Partnership entered into an Agreement and Plan of Merger with Pioneer Natural Resources Company (“Pioneer”), Pioneer Natural Resources USA, Inc., a wholly-owned subsidiary of Pioneer (“Pioneer USA”), PNR Acquisition Company, LLC, a wholly-owned subsidiary of Pioneer (“MergerCo”), and Pioneer Natural Resources GP LLC, a wholly-owned subsidiary of Pioneer and the general partner of the Partnership (the “General Partner”), which was amended on October 25, 2013 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, MergerCo will merge with and into the Partnership, with the Partnership surviving the merger (the “Merger”), such that following the Merger, the General Partner will remain a wholly-owned subsidiary of Pioneer and the sole general partner of the Partnership, and Pioneer USA will be the sole limited partner of the Partnership. Except for the common units owned by Pioneer, all of the common units outstanding as of the closing of the Merger will be cancelled and, except for dissenting common units, converted into the right to receive 0.2325 of a share of common stock of Pioneer per common unit. The parties anticipate that the Merger will close in the fourth quarter of 2013, pending the satisfaction of certain conditions; however, the Merger Agreement contains customary representations, warranties, covenants and conditions, some of which are beyond the parties’ control, which could delay or prevent the consummation of the Merger.

The Partnership will post a presentation related to its financial and operating results for the quarter ended September 30, 2013, on the Partnership’s website, www.pioneersouthwest.com. A copy of the presentation can be reviewed at the website by selecting “Investors,” then “Investor Presentations.”

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas. For more information, visit www.pioneersouthwest.com.

This communication does not constitute an offer to sell any securities. Any such offer will be made only by means of a prospectus, pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”).

In connection with the proposed Merger, a registration statement on Form S-4 (No. 333-191196) of Pioneer, which includes a proxy statement of the Partnership and constitutes a prospectus of Pioneer, was filed with the SEC by Pioneer on September 16, 2013, and amendments to such registration statement and the proxy statement/prospectus contained therein may be filed in the future. The registration statement has not yet been made effective by the SEC. Investors and security holders are urged to carefully read the documents filed with the SEC regarding the proposed Merger because they contain important information about Pioneer, the Partnership and the proposed Merger. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about Pioneer and the Partnership, without charge, at the SEC’s website at www.sec.gov.

Pioneer, the Partnership and certain of the respective directors and executive officers of Pioneer and the General Partner may be deemed to be participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed Merger. Information about the directors and executive officers of Pioneer is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 11, 2013. Information about the directors and executive officers of the General Partner is set forth in the Partnership’s Annual Report on Form 10-K for the year ending December 31, 2012, which was filed with the SEC on March 14, 2013. These documents can be obtained without charge at the SEC’s website indicated above. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed Merger.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, risks associated with the Merger Agreement, including the risks that the Merger will not be consummated and the anticipated benefits from the Merger cannot be fully realized, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the SEC. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:
Investors
Frank Hopkins - 972-969-4065
Josh Jones - 972-969-5822
Mike Bandy - 972-969-4513

Media and Public Affairs
Susan Spratlen - 972-969-4018
Suzanne Hicks - 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2013	2012

	ASSETS
Current assets:
Cash	$4,813	$1,601
Accounts receivable:
Trade	22,188	15,651
Due from affiliates	391	—
Inventories	1,307	1,388
Prepaid expenses	148	228
Deferred income taxes	96	89
Derivatives	5,238	4,553
Total current assets	34,181	23,510

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	664,765	556,915
Unproved properties	6,727	5,682
Accumulated depletion, depreciation and amortization	(187,253)	(163,542)
Total property, plant and equipment	484,239	399,055

Derivatives	3,055	7,227
Other assets, net	904	1,097
	$522,379	$430,889

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$33,982	$15,557
Due to affiliates	—	1,277
Interest payable	11	9
Income taxes payable to affiliate	162	70
Derivatives	4,795	13,390
Asset retirement obligations	600	900
Other current liabilities	109	146
Total current liabilities	39,659	31,349

Long-term debt	201,000	126,000
Derivatives	—	150
Deferred income taxes	879	156
Asset retirement obligations	11,087	11,201
Other liabilities	355	400
Partners' equity	269,399	261,633
Commitments and contingencies
	$522,379	$430,889

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Oil and gas	$63,013	$46,385	$163,832	$139,655
Derivative gains (losses), net	(11,380)	(13,592)	(7,230)	18,176
	51,633	32,793	156,602	157,831

Costs and expenses:
Oil and gas production	16,704	14,468	44,718	36,487
Production and ad valorem taxes	4,793	3,974	13,273	11,801
Depletion, depreciation and amortization	8,886	5,771	23,711	15,589
General and administrative	1,950	1,888	5,691	5,548
Accretion of discount on asset retirement obligations	209	189	623	567
Interest	1,027	638	2,848	1,456
Other	2,058	221	2,058	969
	35,627	27,149	92,922	72,417

Income before income taxes	16,006	5,644	63,680	85,414
Income tax provision	(249)	(111)	(835)	(1,062)
Net income	$15,757	$5,533	$62,845	$84,352

Allocation of net income:
General partner's interest	$16	$6	$63	$84
Limited partners' interest	15,689	5,474	62,631	84,058
Unvested participating securities' interest	52	53	151	210
Net income	$15,757	$5,533	$62,845	$84,352

Net income per common unit - basic and diluted	$0.44	$0.15	$1.75	$2.35

Weighted average common units outstanding - basic and diluted	35,714	35,714	35,714	35,714

Distributions declared per common unit	$0.52	$0.52	$1.56	$1.55

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$15,757	$5,533	$62,845	$84,352
Adjustments to reconcile net income to net cash provided
by operating activities:
Depletion, depreciation and amortization	8,886	5,771	23,711	15,589
Deferred income taxes	236	90	716	957
Accretion of discount on asset retirement obligations	209	189	623	567
Amortization of debt related costs	65	64	194	174
Amortization of unit-based compensation	231	228	690	639
Commodity derivative related activity	4,617	11,597	(5,258)	(28,700)
Other noncash expense	—	221	—	969
Change in operating assets and liabilities:
Accounts receivable	(3,819)	(3,014)	(6,928)	1,531
Inventories	63	368	81	(353)
Prepaid expenses	(101)	(220)	80	(91)
Accounts payable	3,068	4,798	6,735	6,241
Interest payable	(19)	143	2	127
Income taxes payable to affiliate	14	(514)	92	(430)
Asset retirement obligations	(636)	(576)	(1,325)	(1,477)
Other current liabilities	(4)	(82)	(82)	(296)
Net cash provided by operating activities	28,567	24,596	82,176	79,799
Cash flows from investing activities:
Additions to oil and gas properties	(32,199)	(25,160)	(98,195)	(76,778)
Net cash used in investing activities	(32,199)	(25,160)	(98,195)	(76,778)
Cash flows from financing activities:
Borrowings under credit facility	25,000	21,000	75,000	107,000
Principal payments on credit facility	—	(2,000)	—	(51,000)
Payment of financing fees	—	—	—	(1,291)
Distributions to unitholders	(18,590)	(18,590)	(55,769)	(55,412)
Net cash provided by (used in) financing activities	6,410	410	19,231	(703)
Net increase (decrease) in cash	2,778	(154)	3,212	2,318
Cash, beginning of period	2,035	3,648	1,601	1,176
Cash, end of period	$4,813	$3,494	$4,813	$3,494

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Average Daily Sales Volumes:
Oil (Bbls)	5,792	4,934	5,617	4,900

Natural gas liquids (Bbls)	1,848	1,665	1,573	1,449

Gas (Mcf)	7,393	6,388	7,237	6,665

Total (BOE)	8,872	7,664	8,396	7,459

Average Prices:
Oil (per Bbl)	$103.77	$88.12	$93.63	$91.13

Natural gas liquids (per Bbl)	$33.11	$31.60	$32.59	$33.29

Gas (per Mcf)	$3.07	$2.62	$3.17	$2.24

Total (per BOE)	$77.20	$65.79	$71.48	$68.33

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit. Under the two-class method, generally accepted accounting principles ("GAAP") provide that net income be allocated to all securities that participate in the Partnership's earnings. Accordingly, net income is allocated to the General Partner, unvested participating securities and common unitholders. Net losses are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses. Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and nine months ended September 30, 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$15,757	$5,533	$62,845	$84,352
Less:
General partner's interest	(16)	(6)	(63)	(84)
Unvested participating securities' interest	(52)	(53)	(151)	(210)
Basic and diluted net income applicable to common unitholders	$15,689	$5,474	$62,631	$84,058

Weighted average basic and diluted units outstanding	35,714	35,714	35,714	35,714

Net income per common unit - basic and diluted	$0.44	$0.15	$1.75	$2.35

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income. Management of the General Partner believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage coverage test. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013

Net cash provided by operating activities	$28,567	$82,176
Add/(Deduct):
Depletion, depreciation and amortization	(8,886)	(23,711)
Deferred income taxes	(236)	(716)
Accretion of discount on asset retirement obligations	(209)	(623)
Amortization of debt issuance costs	(65)	(194)
Amortization of unit-based compensation	(231)	(690)
Commodity derivative related activity	(4,617)	5,258
Changes in operating assets and liabilities	1,434	1,345

Net income	15,757	62,845
Add/(Deduct):
Depletion, depreciation and amortization	8,886	23,711
Accretion of discount on asset retirement obligations	209	623
Interest expense	1,027	2,848
Income tax provision	249	835
Amortization of unit-based compensation	231	690
Commodity derivative related activity	4,617	(5,258)

EBITDAX (a)	30,976	86,294
Add/(Deduct):
Cash reserves to maintain production and cash flow	(7,142)	(20,544)
Cash interest expense	(962)	(2,654)
Current income taxes	(13)	(119)

Distributable cash flow (b)	$22,859	$62,977

__________

(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX adjusted for the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and current income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of November 1, 2013

		Year Ending
	2013	December 31,
	Fourth
	Quarter	2014	2015

Oil Derivatives:
Collar contracts with short puts:
Volume (Bbls per day)	—	5,000	—
Price per Bbl:
Ceiling	$—	$105.74	$—
Floor	$—	$100.00	$—
Short put	$—	$80.00	$—
Swap contracts:
Volume (Bbls per day)	4,750	—	—
Price per Bbl	$87.83	$—	$—
Gas Derivatives:
Collar contracts with short puts:
Volume (MMBtus per day)	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$5.00
Floor	$—	$—	$4.00
Short put	$—	$—	$3.00
Collar contracts:
Volume (MMBtus per day)	2,500	—	—
Price per MMBtu:
Ceiling	$4.50	$—	$—
Floor	$4.00	$—	$—
Swap contracts:
Volume (MMBtus per day)	2,500	5,000	—
Price per MMBtu (a)	$6.89	$4.00	$—
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (b)	2,500	—	—
Price differential ($/MMBtu)	$(0.31)	$—	$—

__________

(a)	Represents the NYMEX Henry Hub index price on the derivative trade date.

(b)	Represents swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

The following table summarizes net derivative gains and losses that the Partnership has recorded in its earnings for the three and nine months ended September 30, 2013:

Derivative Gains (Losses), Net
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2013

Noncash changes in fair value:
Oil derivative gains (losses)	$(3,998)	$6,606
Gas derivative losses	(619)	(1,348)
Total noncash derivative gains (losses), net	(4,617)	5,258

Cash settled changes in fair value:
Oil derivative losses	(7,581)	(14,663)
Gas derivative gains	818	2,175
Total cash derivative losses, net	(6,763)	(12,488)
Total derivative losses, net	$(11,380)	$(7,230)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Adjusted income excluding unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended September 30, 2013, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$16	$0.44

Unrealized mark-to-market derivative losses	5	0.13

Adjusted income excluding unrealized mark-to-market derivative losses	$21	$0.57